UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2010

Dell Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-17017	74-2487834
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
One Dell Way, Round Rock, Texas 78682
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (800) 289-3355
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 14, 2010, Dell Inc. (“Dell”) and Ron Garriques, President, Communications Solutions, executed a Separation Agreement and Release (the “Separation Agreement”) and a Consultancy Agreement (the “Consultancy Agreement”) pursuant to Mr. Garriques’ decision to leave Dell. Under the terms of the Separation Agreement, and consistent with Dell’s standard executive severance package, Mr. Garriques will receive a severance payment of $1.44 million and an incentive plan payment of $378,000. Mr. Garriques’ departure date will be January 28, 2011. A copy of the Separation Agreement is attached as Exhibit 99.1 and is incorporated herein by reference.
Under the terms of the Consultancy Agreement, Mr. Garriques will provide consulting services to Dell from January 31, 2011 through December 31, 2011 and will receive two lump sum payments of $3,154,120 on or before February 28, 2011 and December 31, 2011, respectively. These payments are based on Mr. Garriques’ projected long-term incentive plan payouts through 2011 and are contingent on Mr. Garriques’ compliance with the terms and conditions of the Consultancy Agreement which reinforce his non-compete and employee non-solicitation obligations. A copy of the Consulting Agreement is attached as Exhibit 99.2 and is incorporated herein by reference.
The foregoing descriptions of the Separation Agreement and the Consultancy Agreement are qualified in their entirety by reference to the full text of the agreements.
Item 9.01 — Financial Statements and Exhibits.
Dell herewith files the following documents as exhibits to this report:
(d) Exhibits

Exhibit
Number	Description
99.1	Separation Agreement and Release between Ron Garriques and Dell Inc.

99.2	Consultancy Agreement between Ron Garriques and Dell Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.
Date: November 17, 2010	By:	/s/ Janet B. Wright
Janet B. Wright,
Vice President and Assistant Secretary (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Separation Agreement and Release between Ron Garriques and Dell Inc.

99.2	Consultancy Agreement between Ron Garriques and Dell Inc.